EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of Cano Petroleum, Inc. (the “Company”) on Form 10-QSB/A for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, S. Jeffrey Johnson, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)               The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

(2)               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Cano Petroleum, Inc. and will be retained by Cano Petroleum, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

February 22, 2005	/s/ S. Jeffrey Johnson
S. Jeffrey Johnson
Chief Executive Officer